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Exhibit 11.  Statement Re Computation of per share earnings
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Nine Months Ended September 30, 2003

Basic Earnings Per Share:

Net Income                                           $2,612,993        =  $1.74
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Weighted Average Number of Common Shares             1,506,028


Diluted Earnings Per Share:

Net Income                                           $2,612,993        =  $2,612,993  = $1.73
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Weighted Average Number of Common Shares             1,506,028+4,954      1,510,982
Adjusted for Effect of Outstanding Options

Three Months Ended September 30, 2003

Basic Earnings Per Share:

Net Income                                           $978,357          =  $0.65
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Weighted Average Number of Common Shares             1,502,563


Diluted Earnings Per Share:

Net Income                                           $978,357          =  $978,357    = $0.65
------------------------------------------------     ---------------      ---------
Weighted Average Number of Common Shares             1,502,563+1,749      1,504,312
Adjusted for Effect of Outstanding Options
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